    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 23, 1998.

                                                      REGISTRATION NO. 333-19683

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                         POST-EFFECTIVE AMENDMENT NO. 1

                                       TO

                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                   ----------

                               BAY NETWORKS, INC.
             (Exact name of Registrant as specified in its charter)



                  DELAWARE                              04-1916246
       (State or other jurisdiction of               (I.R.S. Employer
       incorporation or organization)               Identification No.)


                           4401 GREAT AMERICA PARKWAY
                              SANTA CLARA, CA 95054
                                 (408) 988-2400
                   (Address, including zip code, and telephone
                         number, including area code, of
                        Registrant's principal executive
                                    offices)

                                   ----------

                               JOHN J. POGGI, JR.
                  VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                               BAY NETWORKS, INC.
                4401 GREAT AMERICA PARKWAY, SANTA CLARA, CA 95054
                                 (408) 988-2400
                (Name, address, including zip code, and telephone
               number, including area code, of agent for service)

                                   Copies to:

              ROB G. SEIM                          BRUCE E. SCHAEFFER, ESQ.
Vice President and Corporate Controller             DIANNE B. SALESIN, ESQ.
          Bay Networks, Inc.                   Gray Cary Ware & Freidenrich LLP
      4401 Great America Parkway                      400 Hamilton Avenue
         Santa Clara, CA 95054                        Palo Alto, CA 94301

                                   ----------

           Approximate date of commencement of proposed sale to the public:
February 5, 1997.

           If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ]

           If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

           If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

           If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ______

           If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

================================================================================

                          DEREGISTRATION OF SECURITIES

           The 2,193,709 shares (the "Shares") of Common Stock, $0.01 par value per share, of Bay Networks, Inc. (the "Company") registered on the Registration Statement on Form S-3 (File No. 33-19683) (the "Registration Statement") were issued in a private transaction related to the Company's acquisition of all of the outstanding stock of NetICs, Inc. ("NetICs") pursuant to a merger of NetICs with and into a newly formed, wholly-owned subsidiary of the Company (the "Acquisition"). The Company agreed to register the Shares under the Securities Act of 1933, as amended (the "Securities Act") and to use its best efforts to cause the registration statement covering the Shares to remain effective until the earlier of (i) such time as each of the Selling Stockholders (as defined in the Registration Statement) may sell all of the Shares held by him, her or it without registration pursuant to Rule 144 under the Securities Act within a three-month period; (ii) such time as all of the Shares have been sold by the Selling Stockholders; or (iii) two (2) years following the closing of the Acquisition on December 17, 1996. As of December 17, 1997, each of the Selling Stockholders may sell all of the Shares held by him, her or it without registration pursuant to Rule 144 under the Securities Act, subject to compliance with the requirements set forth therein, within a three-month period. Therefore, the Company hereby amends the Registration Statement to withdraw from registration all 2,193,709 Shares under the Registration Statement.

                                   SIGNATURES

           Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on the 23 day of June, 1998.

                                           BAY NETWORKS, INC.


                                           By: /s/ John J. Poggi, Jr.
                                              ----------------------------------
                                              John J. Poggi, Jr.
                                              Vice President, General Counsel
                                              and Secretary

           Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement has been signed below on June 23, 1998 by the following persons in the capacities indicated.



             SIGNATURE                                        TITLE
             ---------                                        -----
      /s/ David L. House
----------------------------------
           David L. House                  President, Chief Executive Officer and Chairman of the Board of
                                           Directors (Principal Executive Officer)
      /s/ David J. Rynne
----------------------------------
           David J. Rynne                  Executive Vice President and Chief Financial Officer (Principal
                                           Financial Officer)
      /s/ Rob G. Seim
----------------------------------
           Rob G. Seim                     Vice President and Corporate Controller (Principal Accounting
                                           Officer)
      /s/ Arthur Carr
----------------------------------
           Arthur Carr                     Director

      /s/ Shelby H. Carter, Jr.
----------------------------------
           Shelby H. Carter, Jr.           Director

      /s/ Kathleen Ann Cote
----------------------------------
           Kathleen Ann Cote               Director

      /s/ John S. Lewis
----------------------------------
           John S. Lewis                   Director

      /s/ Benjamin F. Robelen
----------------------------------
           Benjamin F. Robelen             Director

      /s/ Paul J. Severino
----------------------------------
           Paul J. Severino                Director